Exhibit 10.44

AMARIN CORPORATION PLC

MANAGEMENT INCENTIVE COMPENSATION PLAN

(effective commencing the fiscal year ending December 31, 2011)

Purpose of Management Incentive Compensation Plan (“MIC Plan”)

•	Increase management focus on realistic goals intended to create value for shareholders;

•	Encourage management to work as a team to achieve the Company’s goals;

•	Encourage individuals to realize goals that are meaningful to the Company;

•	Provide incentives for participants to strive for achievement above and beyond the Company goals; and

•	Help attract and retain high quality senior management personnel.

Eligibility

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Unless otherwise determined by the Remuneration Committee (REMCO), all executive officers and any other VP’s reporting to the President or CEO shall participate in the MIC Plan. The President and CEO may designate other employees to participate in the MIC Plan from time to time. As described below, REMCO is responsible for approving the corporate goals and the individual goals of all executive officer and any other VP’s reporting to the President or CEO; the President and CEO are responsible for approving the individual goals of all other eligible MIC plan participants.

Minimum Company Achievement Level to Establish a Bonus Pool

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In connection with the Board’s approval of the annual operating plan, REMCO will meet to agree upon certain Corporate Goals and to establish a percentage weighting to each Corporate Goal based upon relative importance. These percentages will be used to calculate the Company Achievement Level at year-end. The Company must have achieved at a specific percentage of the Corporate Goals at year-end in order for any individual to be eligible for a bonus, as determined by REMCO. Such percentage shall initially be as set forth below:

Minimum Company Achievement Level:            70% of Corporate Goals

•

If the Minimum Company Achievement Level is reached, each individual will be eligible for his/her full Bonus Potential. If the Minimum Company Achievement Level is not reached, REMCO may elect to award no bonuses.

•	If the Board approves changes the operating plan in the middle of the year, REMCO will work in good faith to realign the corporate and individual goals under the MIC Plan.

Minimum Individual Achievement Level to Be Eligible for Bonus

•

The individual must have achieved at least a specified percentage of his/her individual goals at year-end in order to be eligible for a bonus, as determined by REMCO. Such percentage shall initially be as set forth below:

Minimum Individual Achievement Level:            70% of Individual Goals

Bonus Potential

•	Bonus Potential are to be created on an individual basis by REMCO.

•	Bonus Potential shall be determined from time to time by REMCO. Bonus Potential shall initially be the following as a percentage of base salary:

CEO	50%

President	40%

Sr. VP’s	35%

VP’s	20%

Directors/Managers	15%

Others designated as eligible	10%

Bonus Formula

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The actual amount of the bonus paid will be calculated using a goals-based formula. The CEO’s and the President’s goals shall be the Corporate Goals unless otherwise determined by REMCO. REMCO is responsible for approving the corporate goals and the individual goals of all executive officer and any other VP’s reporting to the President or CEO. The President and CEO are responsible for approving the individual goals of all other eligible MIC plan participants.

•	Participant’s Bonus = Bonus Potential*Percentage of Goals Achieved

Timing of Payment:

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Annual payments are to be made within 60 days of approval by REMCO (which approval is intended to be within 120 days of year-end). Each participant must be in the continued employ of the Company at the time of bonus payment to receive payment.

Taxes:

•	All payments are subject to the withholding of applicable taxes.

Administration:

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The MIC Plan shall be administered by the REMCO in its sole discretion. All decisions and interpretations of REMCO shall be final and binding on all participants in the MIC Plan. The MIC Plan does not represent an employment contract. It can be cancelled or amended by REMCO at any time. Any and all provisions of this MIC Plan, including underlying corporate and individual goals, can be cancelled or amended by REMCO at any time. In addition, REMCO has the discretion to recognize achievements over and above the agreed upon goals by increasing the Bonus Payment above the targeted amount

ADOPTED BY THE BOARD OF DIRECTORS: March 16, 2011

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